Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2022 Restricted Share Unit Scheme of Ascentage Pharma Group International of our report dated April 16, 2025, with respect to the consolidated financial statements of Ascentage Pharma Group International included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

September 15, 2025